UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2004

MANU FORTI GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada
(State of Incorporation)

333-108911
(Commission File Number)

20-0118697
(I.R.S. Employer Identification Number)

Suite 1304
925 West Georgia Street
Vancouver, British Columbia
V6C 3L2
(Address of principal executive offices, including zip code)

(604) 484-9086
(Registrant's telephone Number, including area code)

(604) 682-4768
(Registrant's Fax Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events and Regulation FD Disclosure

On May 1, 2004 the reporting issuer relocated administrative offices from 390 - 1090 Homer Street, Vancouver, British Columbia, V6B 2W9 to 1304 - 925 West Georgia Street, Vancouver, British Columbia, V6C 3L2. The issuer is continuing the strategy to keep administrative costs down with one of the directors of the Company making office space available with no cost until such time that operations can support costs of premises

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANU FORTI GROUP INCORPORATED

Per: /s/ Gordon Samson
        ------------------------------------
        Gordon Samson
        President, Director and Chief Financial Officer
         (who also performs the function of principal executive officer          and principal accounting officer)